EXHIBIT 99.1

FOR IMMEDIATE DISTRIBUTION

For more information:
Media Relations
Wendy Steier
Brio Contact – Text 100
415-593-8444
briopr@text100.com

Financial Contact
Heidi Flannery
Fi.Comm for Brio
503-203-8808
heidi.flannery@ficomm.com

BRIO SOFTWARE ANNOUNCES COMPLETION OF EQUITY FINANCING

Brio strengthens balance sheet and attracts new, high quality investors

SANTA CLARA, Calif., February 22, 2002 — Brio Software, Inc. (Nasdaq: BRIO), a leading provider of next-generation business intelligence tools and applications that help global 3000 companies achieve breakthrough business performance, today announced a $14.3 million private placement of common stock involving 5,993,498 shares. The price per share for this private placement represents a 10% discount from the closing price of $2.64 on February 19, 2002. These shares are not freely tradable unless and until registered for resale under applicable securities laws. The investment group includes funds associated with Amerindo Investment Advisors Inc. and WS Opportunity Funds. The company stated that it expects to use the net proceeds of the offering for working capital and general corporate purposes. Salomon Smith Barney served as placement agent for the company.

“We are delighted to have added such high quality investors to our already distinguished set of institutional investors,” stated Craig Brennan, Brio’s CEO and President. “In addition to the cash we have on hand, this incremental equity capital will allow us to strengthen our balance sheet and provide working capital for future growth.” Brennan added, “Since 1989, Brio has been a key technology leader in business intelligence. We continue to be excited about Brio’s growth possibilities in this market as we expand our product’s capabilities to meet the needs of the extended enterprise.”

This press release does not constitute an offer to sell or the solicitation of an offer to buy any security. The shares have not been registered under the Securities Act of 1933 or applicable state securities laws and may not be offered or sold in the United States absent registration under the Securities Act and applicable state securities laws or an applicable exemption from registration requirements. Brio has agreed to file a registration statement covering the resale of the shares.

About Brio Software

Brio Software is the leading provider of next-generation business intelligence tools and applications that help Global 3000 companies achieve breakthrough business performance. Widely recognized as one of the easiest-to-use and deploy solutions in the industry, the Brio Performance Suite™ expands business intelligence beyond advanced query and analysis technologies to include powerful information delivery through enterprise-class reporting and personalized performance dashboards. Used by nearly 70 percent of the Fortune 100, Brio products empower individuals, workgroups and executives in an organization to turn enterprise information into actionable insight, so superior decisions and business performance result. Founded in 1989, and headquartered in Santa Clara, CA, Brio products and services can be found around the globe at www.brio.com.

Brio Intelligence, Brio Portal, Brio Reports, Brio Performance Suite and Brio Performance Applications are trademarks of Brio Software.

The statements in this press release regarding usage of Brio funds, and growth opportunities with the “business intelligence” market place are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended. Such statements are subject to risks and uncertainties that could cause actual results to differ materially from those anticipated. Such risks and uncertainties include, but are not limited to, changes in business strategy, Brio’s future product direction and general economic conditions. For a more complete discussion of risk factors that could affect Brio’s current and future operating results, see the discussions in Brio’s reports filed with the SEC from time to time, including but not limited to Brio’s Annual Report on Form 10-K, as amended, for the year ended March 31, 2001 filed with the SEC on July 24, 2001 and Brio’s Quarterly Reports on Form 10-Q for the quarter ended June 30, 2001 filed with the SEC on August 14, 2001, for the quarter ended September 30, 2001 filed with the SEC on November 14, 2001, and for the quarter ended December 31, 2001 filed with the SEC on February 14, 2002.